EXHIBIT 21.1
Subsidiaries of Verint Systems Inc.
(as of January 31, 2021)

Name	Jurisdiction of Incorporation or Organization
Andrew Reise Services, LLC (1)	Delaware
BPA Corporate Facilitation Ltd. (1)	United Kingdom
BPA International, Inc. (1)	New York
CIS Comverse Information Systems Ltd.	Israel
Cognyte Analytics India Private Limited (2)	India
Cognyte Brasil S.A. (2)	Brazil
Cognyte Bulgaria EOOD (2)	Bulgaria
Cognyte Canada Inc. (2)	Canada
Cognyte Software Ltd. (2)	Israel
Cognyte Software LP (2)	Delaware
Cognyte Software Mexico S.A. de C.V. (2)	Mexico
Cognyte Software UK Ltd.(2)	United Kingdom
Cognyte Solutions Ltd. (2)	Israel
Cognyte Systems Ltd. (2)	Israel
Cognyte Taiwan Ltd. (2)	Taiwan (Republic of China)
Cognyte Technologies Israel Ltd. (2)	Israel
Cognyte Technology Inc. (2)	Delaware
Focal Info Israel Ltd. (In dissolution) (2)	Israel
Foundation CV	Netherlands
Gita Technologies Ltd. (2)	Israel
Global Management Technologies, LLC	Delaware
Iontas Limited	Ireland
MultiVision Holdings Limited	British Virgin Islands
Permadeal Limited	Cyprus
PT Ciboodle Indonesia	Indonesia
Syborg GmbH (2)	Germany
Syborg Grundbesitz GmbH (2)	Germany
Syborg Informationsysteme b.h. OHG (2)	Germany
Transversal Corporation Limited	United Kingdom
Triniventures BV	Netherlands
UTX Technologies Limited (2)	Cyprus
Verba Technologies Kft	Hungary
Verint Acquisition LLC	Delaware
Verint Americas Inc.	Delaware
Verint CES India Private Limited	India
Verint CES Ltd.	Israel
Verint Netherlands BV	Netherlands
Verint Systems (Asia Pacific) Limited	Hong Kong
Verint Systems (Australia) PTY Ltd.	Australia
Verint Systems Belgium N.V.	Belgium
Verint Systems B.V. (2)	The Netherlands
Verint Systems Canada Inc.	Canada
Verint Systems DOOEL Skopje	Macedonia
Verint Systems GmbH	Germany
Verint Systems (India) Private Ltd.	India

Name	Jurisdiction of Incorporation or Organization
Verint Systems Japan K.K.	Japan
Verint Systems New Zealand Limited	New Zealand
Verint Systems (Philippines) Corporation	Philippines
Verint Systems (PTY) Ltd.	South Africa
Verint Systems Romania S.R.L. (2)	Romania
Verint Systems SAS	France
Verint Systems (Shanghai) Company Limited	People's Republic of China
Verint Systems SL	Spain
Verint Systems (Software and Services) Pte Ltd.	Singapore
Verint Systems UK Ltd.	United Kingdom
Verint Systems (Zhuhai) Limited	People’s Republic of China
Verint Technology Cyprus Ltd.	Cyprus
Verint Technology UK Limited	United Kingdom
Verint Witness Systems LLC	Delaware
Verint Witness Systems S.A. de C.V.	Mexico
Verint Witness Systems Servicios S.A. de C.V.	Mexico
Verint Witness Systems Software, Hardware, E Servicos Do Brasil Ltda	Brazil
Verint WS Holdings Ltd.	United Kingdom
Victory Acquisition I LLC	Delaware
Witness Systems Software (India) Private Limited	India
X Subsidiary, Inc,	Delaware
___________________
(1)    We own a 51% equity interest in this entity.
(2)    Effective as of February 1, 2021, this entity ceased to be a subsidiary of Verint Systems Inc. as a result of the spin-off of Cognyte Software Limited.